UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 22, 2008

Axsys Technologies, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-16182	11-1962029
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

175 Capital Boulevard, Suite 103, Rocky Hill, Connecticut		06067
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:  (860) 257-0200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On December 22, 2008, Axsys Technologies, Inc., a Delaware corporation (the “Company”), and Stephen W. Bershad, the Company’s Chairman of the Board of Directors and Chief Executive Officer, entered into an Amended and Restated Severance Protection Agreement (the “Amended Agreement”), which Amended Agreement replaced and superseded in its entirety the Severance Protection Agreement, dated as of June 9, 2005, by and between Mr. Bershad and the Company (the “Original Agreement”).  The Amended Agreement was prepared in part to comply with the requirements of Section 409A (“Section 409A”) of the Internal Revenue Code of 1986, as amended (the “Code”).

Except as described below, the Amended Agreement maintains the material terms of the Original Agreement.  In addition to technical changes to comply with Section 409A, the Amended Agreement clarifies the amount of severance to be paid under the terms of the Original Agreement.

The summary of the Amended Agreement described above is qualified in its entirety by reference to the Amended Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

The Employment Agreement is filed as Exhibit 10.1 to this Form 8-K.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Exhibit Description

10.1	Employment Agreement between Axsys and Stephen W. Bershad, as amended on September 4, 2008

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2008

AXSYS TECHNOLOGIES, INC.

	By:	/s/ David A. Almeida
Name: David A. Almeida
Title: Chief Financial Officer

Short-Term Deferral

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Severance Protection Agreement between Axsys and Stephen W. Bershad, as amended on December 22, 2008